UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 2, 2010

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2010, SuperGen, Inc. (the “Company”) executed an amendment to the lease for its corporate headquarters office in Dublin, California.  Under the terms of the amendment, a new lease term will commence on December 1, 2010 and continue for five years, with a five year renewal option. The amendment reduces the amount of square feet leased by the Company from 50,304 to 37,623.  Initial monthly rent payments will be $49,500, increasing by $1,500 per month at the end of each year of the lease term.

The foregoing description of the lease amendment is qualified by reference to the First Amendment to Lease between SuperGen, Inc. and Dublin Corporate Center Two, L.P., a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	First Amendment to Lease between SuperGen, Inc. and Dublin Corporate Center Two, L.P. made as of August 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin Chief Financial Officer

Date:  August 6, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment to Lease between SuperGen, Inc. and Dublin Corporate Center Two, L.P. effective August 2, 2010.